Exhibit 99.1

FOR IMMEDIATE RELEASE
April 19, 2004

TEXAS REGIONAL BANCSHARES, INC.
REPORTS FIRST QUARTER EARNINGS

MCALLEN, TEXAS—Texas Regional Bancshares, Inc. (“Texas Regional”) (NASDAQ: TRBS), bank holding company for Texas State Bank, today reported net income for first quarter 2004 of $17,157,000, or $0.56 per diluted common share, compared to $15,341,000, or $0.52 per diluted common share, for the comparable 2003 period. All per share amounts for prior periods have been adjusted for the 10 percent stock dividend distributed to shareholders of Texas Regional during second quarter 2003. Return on assets and return on shareholders’ equity averaged 1.53 percent and 14.29 percent, respectively, compared to 1.60 percent and 16.03 percent, respectively, for the corresponding 2003 period. Net realized gains on sales of securities available for sale, net of taxes, represented $0.01 per diluted common share for first quarter 2004 compared to $0.04 for first quarter 2003.

“Earnings per share, total assets, loans and deposits, bolstered by recent acquisitions, reached new highs for the quarter,” said Glen E. Roney, Chairman of the Board. “Including our recently completed acquisition of Southeast Texas Bancshares, Inc., Texas State Bank today operates 63 full-service banking offices in the Greater Houston Area, East Texas, the Rio Grande Valley and other areas of South Texas, including 2 new facilities opened in Lumberton and Silsbee during April 2004.”

Texas Regional completed the acquisition through merger of Corpus Christi Bancshares, Inc. on February 14, 2003 and Southeast Texas Bancshares, Inc. (“Southeast Texas”) on March 12, 2004. The results of operations for these acquisitions have been included in the consolidated financial statements since their respective purchase dates.

OPERATING HIGHLIGHTS

Net interest income of $43,564,000 for first quarter 2004 improved $8,229,000, or 23.3 percent over first quarter 2003. Average total interest-earning assets, the primary factor in net interest income growth, increased 16.0 percent from first quarter 2003 to $4,163,691,000 for first quarter 2004. The net yield, on a taxable-equivalent basis, on average total interest-earning assets increased twenty-three basis points to 4.30 percent for first quarter 2004 compared to the corresponding 2003 period.

Provision for loan losses of $3,924,000 for first quarter 2004 increased $233,000 or 6.3 percent from first quarter 2003 primarily due to loan production. The provision for loan losses represented 0.58 percent of average loans held for investment for first quarter 2004 compared to 0.65 percent for first quarter 2003. Net charge-offs totaled $2,859,000 for first quarter 2004, representing a decrease of $23,000 from first quarter 2003.

Noninterest income of $13,008,000 for first quarter 2004 increased $716,000 or 5.8 percent over first quarter 2003. Total service charges amounted to $9,235,000 for first quarter 2004, an increase of $2,005,000 over first quarter 2003 primarily due to growth in demand deposits. Trust service fees of $727,000 for first quarter 2004 increased 7.7 percent over first quarter 2003. The fair value of assets managed by the trust department totaled $1,162,162,000 at March 31, 2004 and increased primarily due to the acquisition of Southeast Texas. Net realized gains on sales of securities available for sale decreased $1,255,000 to $499,000 for first quarter 2004 measured against first quarter 2003 due to a decrease in the sale of callable securities before their anticipated call dates. Data processing service fees increased 23.3 percent during first quarter 2004 to $2,122,000 compared to first quarter 2003 due to higher processing volumes. The number of data processing clients totaled 26 at March 31, 2004 compared to 25 at March 31, 2003. Loan servicing loss, net of amortization of the mortgage servicing rights (“MSR”) asset, narrowed $211,000 to $182,000 for first quarter 2004 from first quarter 2003. MSR amortization decreased $425,000 from first quarter 2003 to $625,000 for first quarter 2004 due to a reduction in mortgage prepayments experienced during first quarter 2004. Other operating income decreased $698,000 to $607,000 for first quarter 2004 compared to first quarter 2003, primarily due to a $796,000 decrease in the gain on sale of loans held for sale compared to the same 2003 period.

Noninterest expense of $26,863,000 for first quarter 2004 increased $5,644,000 or 26.6 percent over first quarter 2003. This expansion corresponds generally with growth in business volumes as the full-service banking locations increased by 31 to 61 during the twelve months ended March 31, 2004, including 27 acquired in the Southeast Texas acquisition. Salaries and employee benefits increased 27.0 percent during first quarter 2004 to

$13,782,000 compared to first quarter 2003 due to higher staffing levels, salary increases and employee medical plan cost increases. The number of full-time equivalent employees of 1,674 at March 31, 2004 increased 39.0 percent from March 31, 2003. The efficiency ratio was 47.5 percent for the quarter ended March 31, 2004, compared to 44.6 percent for the quarter ended March 31, 2003.

FINANCIAL CONDITION

Assets totaled $5,453,371,000 at March 31, 2004, reflecting an increase of $1,426,670,000, or 35.4 percent from March 31, 2003, primarily due to the Southeast Texas acquisition. Loans held for investment of $3,297,220,000 at March 31, 2004 increased $939,635,000 or 39.9 percent from March 31, 2003. Deposits increased to $4,547,744,000 at March 31, 2004, up $1,190,248,000 or 35.5 percent from March 31, 2003. Excluding volumes acquired through business combinations, internal growth rates for loans and deposits averaged 10.6 percent and 6.6 percent, respectively, for the twelve months ended March 31, 2003. Other assets at March 31, 2004 included total goodwill and identifiable intangibles of $198,068,000.

Shareholders’ equity at March 31, 2004 increased $159,388,000 from March 31, 2003 to $553,797,000, reflecting a 40.4 percent increase. The increase resulted primarily from issuance of common stock in the Southeast Texas acquisition of $110,152,000 and net income for the twelve months ended March 31, 2004 of $64,125,000. The total risk-based, tier 1 risk-based and leverage capital ratios of 11.46 percent, 10.39 percent and 9.38 percent at period end, respectively, substantially exceeded regulatory requirements for a well-capitalized bank holding company.

ASSET QUALITY

At March 31, 2004, total loans held for investment of $3,297,220,000 included $15,154,000 or 0.46 percent classified as nonperforming compared to 0.53 percent on March 31, 2003. The allowance for loan losses of $41,094,000 represented 1.25 percent of loans held for investment and 271.2 percent of nonperforming loans at March 31, 2004. Net charge-offs for first quarter 2004 averaged 0.42 percent of average loans held for investment compared to 0.51 percent for first quarter 2003. Total nonperforming assets at March 31, 2004 of $28,516,000 represented 0.86 percent of total loans held for investment and foreclosed and other assets compared to 0.86 percent at March 31, 2003. Accruing loans 90 days or more past due of $7,994,000 at March 31, 2004 totaled 0.24 percent of total loans held for investment and foreclosed and other assets compared to 0.27 percent at March 31, 2003.

OTHER INFORMATION

Texas Regional paid a quarterly cash dividend of $0.125 per share on April 15, 2004 to common shareholders of record on April 1, 2004. This dividend represents a $0.005 per share, or 4.2 percent increase over the dividend paid for the same period in 2003.

Texas Regional is a McAllen-based bank holding company whose stock trades on The Nasdaq Stock Market® under the symbol TRBS. Texas State Bank, its wholly owned subsidiary, conducts a commercial banking business through 63 full-service banking offices primarily located in the metropolitan areas of Beaumont-Port Arthur, Brownsville-Harlingen-San Benito, Corpus Christi, Houston, McAllen-Edinburg-Mission and Tyler.

Additional financial, statistical and business-related information, as well as business trends, is included in a Financial Supplement. This release, the Financial Supplement and other information are available on Texas Regional’s website at www.trbsinc.com. The Financial Supplement and other information available on Texas Regional’s website can also be obtained by calling R.T. Pigott, Jr., Chief Financial Officer, at (956) 631-5400.

This document and information on Texas Regional’s website may contain forward-looking information (including information related to plans, projections or future performance of Texas Regional and its subsidiaries and planned market opportunities, employment opportunities and synergies from mergers), the occurrence of which involve certain risks, uncertainties, assumptions and other factors which could materially affect future results. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Texas Regional’s results could differ materially from Texas Regional’s expectations in these statements. Texas Regional assumes no obligation and does not intend to update these forward-looking statements. For further information, please see Texas Regional’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website at www.sec.gov.

CONTACT: Glen E. Roney, Chief Executive Officer, or R. T. Pigott, Jr., Chief Financial Officer, (956) 631-5400, both of Texas Regional.

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)

	At / For Three Months Ended
(Dollars in Thousands, Except Per Share Data)	Mar 31, 2004	Dec 31, 2003	Sep 30, 2003	Jun 30, 2003	Mar 31, 2003
Condensed Income Statements
Loans Held for Investment	$44,975	$41,476	$40,354	$40,343	$39,805
Securities	12,130	11,608	10,137	10,815	11,485
Other Interest-Earning Assets	293	453	745	859	697
Total Interest Income	57,398	53,537	51,236	52,017	51,987
Deposits	12,438	12,125	12,393	14,354	14,661
Other Borrowed Money	1,396	1,464	1,700	1,697	1,991
Total Interest Expense	13,834	13,589	14,093	16,051	16,652
Net Interest Income	43,564	39,948	37,143	35,966	35,335
Provision for Loan Losses	3,924	3,184	3,851	2,429	3,691
Service Charges – Deposits	6,838	6,935	6,756	5,747	5,482
Other Service Charges	2,397	1,418	1,500	1,569	1,748
Trust Service Fees	727	741	710	744	675
Net Realized Gains on Sales of Securities Available for Sale	499	1,187	3,041	4,858	1,754
Data Processing Service Fees	2,122	1,881	1,950	1,741	1,721
Loan Servicing Loss, Net	(182)	(1,628)	(1,276)	(1,533)	(393)
Other Operating Income	607	429	560	633	1,305
Total Noninterest Income	13,008	10,963	13,241	13,759	12,292
Salaries and Employee Benefits	13,782	12,408	11,954	12,371	10,849
Net Occupancy Expense	2,173	1,627	1,967	1,697	1,557
Equipment Expense	3,219	2,668	2,790	2,699	2,353
Other Real Estate Expense, Net	121	299	124	67	244
Amortization – Identifiable Intangibles	798	838	849	833	850
Other Noninterest Expense	6,770	5,947	5,583	5,950	5,366
Total Noninterest Expense	26,863	23,787	23,267	23,617	21,219
Income Before Income Tax Expense	25,785	23,940	23,266	23,679	22,717
Income Tax Expense	8,628	7,996	7,697	8,224	7,376
Net Income	$17,157	$15,944	$15,569	$15,455	$15,341
Per Common Share Data (1)
Net Income—Basic	$0.57	$0.54	$0.53	$0.53	$0.53
Net Income—Diluted	0.56	0.54	0.52	0.52	0.52
Market Value at Period End	42.55	37.00	33.79	34.07	30.19
Book Value at Period End	17.01	14.31	13.91	13.98	13.44
Cash Dividends Declared	0.125	0.120	0.120	0.120	0.120
Share Data (1) (in Thousands)
Basic	30,158	29,460	29,433	29,393	29,198
Diluted	30,500	29,779	29,736	29,727	29,549
Shares Outstanding at Period End (1)	32,565	29,471	29,449	29,413	29,356
Selected Financial Data
Return on Average Assets	1.53%	1.52%	1.51%	1.54%	1.60%
Return on Average Equity	14.29	15.18	15.09	15.41	16.03
Leverage Capital Ratio	9.38	9.26	9.11	8.94	8.91
Expense Efficiency Ratio (2)	47.48	46.72	46.18	47.50	44.55
TE Net Interest Income (3)	$44,471	$40,899	$38,039	$36,648	$35,998
TE Adjustment (3)	907	951	896	682	663
Net Interest Income, As Reported	$43,564	$39,948	$37,143	$35,966	$35,335
TE Net Interest Margin (3)	4.30%	4.21%	3.98%	3.95%	4.07%
Net Charge-Offs	$2,859	$1,874	$3,293	$2,216	$2,882
Net Charge-Offs to Average Loans	0.42%	0.30%	0.55%	0.38%	0.51%
Trust Assets Managed, at Fair Value	$1,162,162	$495,593	$479,126	$461,068	$458,377
Full-Time Equivalent Employees	1,674	1,284	1,269	1,264	1,204
Condensed Balance Sheets
Loans Held for Investment	$3,297,220	$2,519,694	$2,417,245	$2,360,586	$2,357,585
Securities	1,514,357	1,386,224	1,289,157	1,302,411	1,223,338
Other Interest-Earning Assets	55,514	24,833	160,057	108,046	140,939
Total Interest-Earning Assets	4,867,091	3,930,751	3,866,459	3,771,043	3,721,862
Cash and Due from Banks	173,974	100,167	131,102	117,422	125,943
Premises and Equipment, Net	125,582	107,875	106,639	101,410	93,689
Other Assets	327,818	110,377	111,349	114,445	114,360
Allowance for Loan Losses	(41,094)	(31,234)	(29,924)	(29,366)	(29,153)
Total Assets	$5,453,371	$4,217,936	$4,185,625	$4,074,954	$4,026,701
Savings and Time Deposits	$3,719,274	$2,980,224	$2,863,603	$2,888,056	$2,858,489
Other Borrowed Money	307,881	259,565	353,650	208,987	236,731
Total Interest-Bearing Liabilities	4,027,155	3,239,789	3,217,253	3,097,043	3,095,220
Demand Deposits	828,470	536,211	534,887	526,832	499,007
Other Liabilities	43,949	20,205	23,744	39,976	38,065
Total Liabilities	4,899,574	3,796,205	3,775,884	3,663,851	3,632,292
Shareholders’ Equity	553,797	421,731	409,741	411,103	394,409
Total Liabilities and Equity	$5,453,371	$4,217,936	$4,185,625	$4,074,954	$4,026,701
Condensed Average Balance Sheets
Loans Held for Investment	$2,713,645	$2,463,839	$2,379,264	$2,347,062	$2,305,452
Securities	1,416,884	1,351,869	1,349,951	1,274,638	1,210,279
Other Interest-Earning Assets	33,162	36,811	59,929	98,242	74,380
Total Interest-Earning Assets	4,163,691	3,852,519	3,789,144	3,719,942	3,590,111
Cash and Due from Banks	100,336	117,675	125,479	119,806	115,627
Premises and Equipment, Net	111,448	107,490	103,899	98,064	91,058
Other Assets	156,374	118,056	114,337	114,959	120,000
Allowance for Loan Losses	(35,057)	(31,526)	(30,435)	(30,634)	(29,719)
Total Assets	$4,496,792	$4,164,214	$4,102,424	$4,022,137	$3,887,077
Savings and Time Deposits	$3,177,044	$2,922,640	$2,854,405	$2,878,723	$2,765,860
Other Borrowed Money	212,613	266,317	269,660	206,906	241,614
Total Interest-Bearing Liabilities	3,389,657	3,188,957	3,124,065	3,085,629	3,007,474
Demand Deposits	596,331	533,745	540,734	501,173	457,441
Other Liabilities	27,893	24,832	28,396	32,959	33,942
Total Liabilities	4,013,881	3,747,534	3,693,195	3,619,761	3,498,857
Shareholders’ Equity	482,911	416,680	409,229	402,376	388,220
Total Liabilities and Equity	$4,496,792	$4,164,214	$4,102,424	$4,022,137	$3,887,077
Nonperforming Assets, Past Due Loans
Nonaccrual Loans	$15,154	$10,122	$10,561	$15,215	$12,636
Foreclosed and Other Assets	13,362	10,547	10,847	7,444	7,767
Total Nonperforming Assets	28,516	20,669	21,408	22,659	20,403
Accruing Loans 90 Days or
More Past Due	7,994	8,886	4,440	2,939	6,292

(1)          Restated to retroactively give effect for the 10% stock dividend declared by the Corporation during first quarter 2004 and distributed during second quarter 2003.

(2)          Ratio of Noninterest Expense divided by the sum of Net Interest Income and Noninterest Income.

(3)          Taxable equivalent adjustment computed based on a 35% tax rate.